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                                                                     Exhibit 5.1


                     [LETTERHEAD OF DEWEY BALLANTINE LLP]



                                August 7, 2000

Triad Hospitals, Inc.
13455 Noel Road, 20th Floor
Dallas, Texas 75240


                Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

          We have acted as counsel for Triad Hospitals, Inc., a Delaware corporation ("Triad"), in connection with the registration by Triad under the Securities Act of 1933, as amended, under the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 7, 2000 (the "Registration Statement") of 340,000 shares of common stock, par value $0.01 per share (the "Shares"), of Triad to be offered upon the exercise of certain options granted pursuant to the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan (the "Plan").

          We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

          We express no opinion as to the law of any jurisdiction other than the corporate laws of the State of Delaware and the federal laws of the United States of America. The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan and the resolutions of the Board of Directors of Triad authorizing such issuance, will be validly issued, fully paid and nonassessable.
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Triad Hospitals, Inc.
August 7, 2000
Page 2


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,

                              /s/ DEWEY BALLANTINE LLP